SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

_X_  Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
___  Definitive Information Statement

                      DATALINK SYSTEMS CORPORATION
             (Name of Registrant as Specified in Its Charter)

                      DATALINK SYSTEMS CORPORATION
                     2105 Hamilton Avenue, Suite 240
                       San Jose, California  95125

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 5, 1997


     Notice is hereby given that a Special Meeting of Stockholders of Datalink Systems Corporation will be held on May 5, 1997, at 10:00 a.m., Pacific Daylight Time, at the offices of the Company at 2105 Hamilton Avenue, Suite 240, San Jose, California, to consider the following matters:

     1. A proposed reverse split of the outstanding shares of the Company's common stock of up to one for four (1 for 4), subject to the determination of the Board of Directors, and if implemented by the Board of Directors, an amendment to the Company's Articles of Incorporation increasing the par value of common stock up to $.004 per share.

     2. The transaction of such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

     Said meeting may be adjourned from time to time without notice other than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

     Only holders of the Company's $.001 par value common stock of record at the close of business on April 24, 1997, will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

     You are cordially invited to attend the meeting in person. If you cannot attend, we are not requesting that you return a proxy to us.

                              BY ORDER OF THE BOARD OF
                              DIRECTORS



                              Anthony N. LaPine, President

San Jose, California
April 24, 1997

                        DATALINK SYSTEMS CORPORATION
                       2105 Hamilton Avenue, Suite 240
                            San Jose, CA  95125


                           INFORMATION STATEMENT

                      Special Meeting of Shareholders
                               May 5, 1997

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND US A PROXY

                               INTRODUCTION

     The Information Statement will be first sent or given to shareholders on or about April 25, 1997, in connection with the Special Meeting of Shareholders to be held at the offices of the Company at 2105 Hamilton Avenue, Suite 240, San Jose, California, on May 5, 1997, at 10:00 a.m., Pacific Daylight Time (the "Special Meeting"). The purposes of the Special Meeting are stated in the Notice of Special Meeting.

     The securities entitled to vote at the Special Meeting consist of all of the issued and outstanding shares of the Company's $.001 par value common stock (the "Common Stock"). The close of business on April 24, 1997, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Special Meeting. As of the record date, there were 19,260,925 shares of Common Stock issued and outstanding.

     Each shareholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. Cumulative voting is not permitted. The presence at the Special Meeting of the holders of a majority of the number of shares of the Common Stock outstanding as of the record date will constitute a quorum for transacting business.

     The affirmative vote of the holders of the following number of shares of Common Stock entitled to vote is required for the following designated actions:

            ACTIONS TO BE TAKEN                  VOTE REQUIRED

          Approval of Reverse Split            Majority of Common
                                               Stock Outstanding

     The affirmative vote of the majority of the shares represented at the Special Meeting will be required to approve any other matters that may come before the Special Meeting. The Officers and Directors of the Company hold shares of Common Stock representing approximately 22% of the shares entitled to vote at the Special Meeting, and have indicated that they will vote for the approval of the reverse split.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 11, 1997, as to the shares of the Common Stock beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's Common Stock, each of the Company's Directors and by all of the Company's Directors and Executive Officers as a group. Each person has sole voting and investment power with respect to the shares shown except as noted.

          AMOUNT OF
      NAME AND ADDRESS               BENEFICIAL             PERCENT
     OF BENEFICIAL OWNER             OWNERSHIP              OF CLASS
Anthony LaPine                       2,950,000<FN1>          14.7%
2105 Hamilton Avenue, Suite 240
San Jose, California  95125

Nicholas Miller                      2,933,333<FN2>          14.8%
1590-1500 West Georgia Street
Vancouver, B.C.
Canada  V6G 2Z6

Silhouette Investments Ltd.          2,083,333               10.9%
4249 Hobson Road
Kelowna, B.C.
Canada  V1W 1Y4

Melanor Ltd.                         1,157,833                6.0%
c/o George Davis Law Corp.
1100-100 Park Royal South
West Vancouver, B.C.
Canada  V7T 1A2

Medan Ltd.                           1,041,667                5.5%
c/o George Davis Law Corp.
1100-100 Park Royal South
West Vancouver, B.C.
Canada  V7T 1A2

Peter A. Allard                      2,582,500<FN3>          12.4%
Seawatch, The Garden
St. James, Barbados
British West Indies

All Officers and Directors           5,633,333<FN1><FN2>     27.5%
as a Group (2 Persons)
--------------------

<FN1>
Includes 700,000 shares underlying currently exercisable options held by Mr. LaPine.
<FN2>
Includes 700,000 shares underlying currently exercisable options held by Mr. Miller, 150,000 shares held by Arundel Holdings, a company owned by Mr. Miller and his wife, and 937,500 shares held by Mr. Miller's wife, Linda Fraser.
<FN3>
Includes 1,000,000 shares underlying warrants held by Mr. Allard, and 100,000 shares held by Euphemia Trust.

                            REVERSE STOCK SPLIT

MECHANICS OF REVERSE STOCK SPLIT

     The Board of Directors of the Company proposes to undertake a reverse split of the outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock of the Company of up to one-for-four (1 for 4). The Board of Directors requests the approval of the Shareholders to effect a reverse split of the Company's securities at such time in the future and by such a factor as the Board may determine in its sole discretion to be in the best interests of the Company and its Shareholders. Once implemented, the reverse split would result in each holder of the Company's Common Stock on the Record Date owning a number of shares of Common Stock reduced by the factor of the reverse split, and outstanding options, warrants, other convertible rights will become exercisable to purchase a number of shares of Common Stock reduced by the same factor at an exercise price per share increased by the same factor.
Fractional shares, options and warrants will be rounded to the nearest whole.

     If the reverse split as currently described is approved by the Company's Shareholders, the Company's Board of Directors will be authorized to implement the reverse split within the foregoing parameters at any time and until such time as such authorization is revoked by a majority vote of the Company's shareholders at a future regular or special meeting of the Company's Shareholders. If and when implemented, the Company's Board of Directors will cause the Company's stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

     In order to effectuate the reverse stock split, it will be necessary to amend the Articles of Incorporation of the Company to increase the par value of the outstanding shares of Common Stock by the same factor as the reverse split. This change is required in order to avoid an inadvertent change in the stated capital of the Company. However, while the par value of the Company's outstanding shares of Common Stock will be changed, the total number of authorized shares of Common Stock as set forth in the Company's Articles of Incorporation will remain unchanged. Thus, the reverse stock split and corresponding amendment to the Articles of Incorporation will result in the number of the Company's authorized capital stock remaining unchanged, consisting of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

     The reverse stock split will not affect in any manner the relative rights and preferences of holders of the Company's Common Stock. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

     The reverse stock split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of the Company's Common Stock. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the reverse split and a corresponding decrease in the number of shares issuable upon exercise or conversion by the factor of the reverse split. All other relative rights and preferences of holders of outstanding options, warrants or other rights convertible or exercisable into shares of the Company's common stock will remain unchanged.

     A reverse stock split has no federal income tax consequences. A shareholder's basis in each four shares before the reverse split will become the basis in one share after the reverse split.

REASONS FOR REVERSE STOCK SPLIT

     The reverse split is being proposed because the Company intends to apply to list its common stock on the Nasdaq Small Cap Market as soon as the Company meets the initial listing requirements. One of these requirements is that the stock trades at or above $4.00 per share. The proposed reverse split is intended to result in a market price in excess of $4.00, however, there is no assurance that the price will be four times the market price before the reverse split.

     Additionally, management is of the belief that a reverse stock split, which will result in a higher per share trading price of the Company's Common Stock, will enable the Company to attract additional interest in the Company's Common Stock from the investment community, and particularly market makers. Numerous broker-dealers and investment bankers require that a company's common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security. As a result, management of the Company believes that the reverse stock split has the potential of improving the liquidity of the public market for the Company's Common Stock.

VOTES REQUIRED

     The approval of the adoption of the reverse stock split and amendment to the Articles of Incorporation will require the affirmative vote of a majority of the shares outstanding.

MANAGEMENT RECOMMENDATION

     The Board of Directors has concluded that the proposed reverse stock split and amendment to the Company's Articles of Incorporation are in the best interests of the Company's Shareholders and unanimously recommend that the Shareholders approve this proposal at the Meeting.

                           SHAREHOLDER PROPOSALS

     The Board of Directors has not yet determined the date on which the next annual meeting of the shareholders will be held. Any proposal by a shareholder intended to be presented at the Company's next annual meeting of shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

                              OTHER BUSINESS

     As of the date of this Information Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. A majority vote of the shares represented at the Meeting is necessary to approve any such matters.

                              BY ORDER OF THE BOARD OF DIRECTORS


San Jose, California          Anthony N. LaPine, President
April 24, 1997